Exhibit 4.3

EXECUTION VERSION

CERTIFICATE OF OFFICERS OF PARKER-HANNIFIN CORPORATION

ESTABLISHING TERMS OF NOTES UNDER AN OPEN-ENDED INDENTURE

Each of the undersigned officers of Parker-Hannifin Corporation, an Ohio corporation (the “Company”), does hereby certify as follows (capitalized terms used herein and not otherwise defined herein are used with the same meanings ascribed to such terms in the Indenture (as defined below)):

1.

The Company has entered into an Indenture, dated as of May 3, 1996 (the “Indenture”), with Wells Fargo Bank, N.A. (as successor to National City Bank), as trustee (the “Trustee”), providing for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness of the Company (“Securities”) to be issued in one or more series under the Indenture.

2.

By resolutions adopted by the Board of Directors (the “Board”) of the Company on November 28, 2016 and May 24, 2019 and the Pricing Committee of the Board on June 4, 2019 (collectively, the “Offering Resolutions”), the Board approved and established a series of Securities under the Indenture known and designated as the 4.000% Senior Notes due 2049 (the “Notes”).

3.	In addition to the terms set by the Offering Resolutions, the Notes shall have the following terms:

(a)	Aggregate principal amount of the Notes: $800,000,000;

(b)	Denomination: $2,000 and integral multiples of $1,000 in excess thereof;

(c)	Maturity date: June 14, 2049;

(d)	Interest rate: 4.000% per annum, computed on the basis of a 360-day year of twelve 30-day months;

(e)	Price to Investors: 98.504% of face amount;

(f)	Underwriters’ Discount: 0.875%;

(g)	Interest Payment Dates: Semiannually on June 14 and December 14 of each year, beginning December 14, 2019; and

(h)	Record Date: May 31 or November 30 (whether or not a Business Day (as defined below)), as the case may be.

4.	In addition to the terms set by the Offering Resolutions, the Notes shall have the following terms:

Special Mandatory Redemption

The Company intends to use the net proceeds from the sale of Notes to finance a portion of the merger consideration in the Company’s proposed acquisition of LORD Corporation (“LORD”) and to pay fees and expenses associated with the foregoing.

If the Company does not consummate the proposed acquisition of LORD on or prior to April 27, 2020 or, if prior to such date, the Company notifies the Trustee in writing that the Agreement and Plan of Merger, dated April 26, 2019, by and among the Company, Erie Merger Sub, Inc., a wholly owned subsidiary of the Company, LORD and Shareholder Representative Services LLC, as shareholders’ representative (the “Merger Agreement”) is terminated, the Notes will be redeemed in the manner set forth below in whole at a special mandatory redemption price (the “Special Mandatory Redemption Price”) equal to 101% of the aggregate principal amount of Notes being redeemed, plus accrued and unpaid interest on the principal amount of the Notes to, but not including, the Special Mandatory Redemption Date (as defined below).

If (i) the Company has not consummated the proposed acquisition of LORD on or prior to April 27, 2020, the Company will promptly (but in no event later than five Business Days following April 27, 2020) notify the Trustee in writing of such event, or (ii) the Company notifies the Trustee in writing that the Merger Agreement is terminated, the Trustee shall, no later than five Business Days following receipt of such notice from the Company, deliver to the holders of the Notes the notice of special mandatory redemption delivered to the Trustee with such notice (such date of notification to the holders, the “Redemption Notice Date”), that the Notes will be redeemed on or about the fifth Business Day following the Redemption Notice Date (such date, the “Special Mandatory Redemption Date”), in accordance with the applicable provisions of the Indenture. The Trustee, upon receipt of the notice and notice of special mandatory redemption specified above, on the Redemption Notice Date shall deliver notice of special mandatory redemption to each holder in accordance with the applicable provisions of the Indenture that all of the outstanding Notes shall be redeemed at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date automatically and without any further action by the holders of the Notes. At or prior to 12:00 p.m. (New York City time) on the Business Day immediately preceding the Special Mandatory Redemption Date, the Company shall deposit with the Trustee funds sufficient to pay the Special Mandatory Redemption Price plus accrued and unpaid interest on the principal amount of the Notes to, but not including, the Special Mandatory Redemption Date, for the Notes being redeemed. If such deposit is made as provided above, the Notes will cease to bear interest on and after the Special Mandatory Redemption Date.

Optional Redemption

Prior to December 14, 2048, the Company may redeem the Notes, at its option, at any time in whole or from time to time in part (any date on which all or any part of the Notes are to be redeemed, a “Redemption Date”) at a redemption price equal to the greater of:

(a)    100% of the principal amount of the Notes being redeemed, or

(b)    as calculated by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments for principal and interest on the Notes to be redeemed that would be due if such Notes matured on December 14, 2048 (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360 day year consisting of twelve 30-day months) using a discount rate equal to the sum of the Reference Dealer Rate (as defined below), plus 25 basis points, plus accrued and unpaid interest on the Notes to be redeemed to, but not including, the Redemption Date.

On or after December 14, 2048, the Company may redeem the Notes, at its option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the Notes to be redeemed to, but not including, the Redemption Date.

If the Company has given notice as provided in the Indenture and made funds available for the redemption of any Notes called for redemption on the Redemption Date referred to in that notice, those Notes will cease to bear interest on that Redemption Date. Any interest accrued to the Redemption Date will be paid as specified in such notice. The Company will give written notice of any redemption of any Notes to holders of the Notes to be redeemed at their addresses, as shown in the security register for the Notes, at least 10 days and not more than 60 days prior to the Redemption Date. The notice of redemption will specify, among other items, the date fixed for redemption, the redemption price and the aggregate principal amount of the Notes to be redeemed.

If the Company chooses to redeem less than all of the Notes, and if the Notes are held by the Depository Trust Company, its nominees and their respective successors (the “Depositary”), the applicable operational procedures of the Depositary for the selection of Notes for redemption will apply. If the Notes are not held by the Depositary, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date. The Trustee will, in its sole discretion, then select the method and the manner, as it shall deem appropriate and fair to be used for purposes of redeeming the Notes in part.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions are authorized or obligated by law or executive order to close in New York City.

“Quotation Agent” means the Reference Dealer (as defined below) selected by the Company.

“Reference Dealer” means (a) each of Barclays Capital Inc. and J.P. Morgan Securities LLC and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company will substitute another Primary Treasury Dealer and (b) any other Primary Treasury Dealer selected by the Company.

“Reference Dealer Rate” means, with respect to any Redemption Date for the Notes, the arithmetic average of the quotations quoted in writing to the Company by each

Reference Dealer of the average midmarket annual yield to maturity of the 3.375% Treasury Notes due November 15, 2048, or, if such security is no longer outstanding, a similar security in the reasonable judgment of each Reference Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Repurchase Upon a Change of Control

If a Change of Control Triggering Event (as defined below) occurs with respect to the Notes, unless the Company has exercised its option to redeem the Notes as described above, the Company will be required to make an offer (a “Change of Control Offer”) to each holder of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes on the terms set forth in such Notes. In a Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (a “Change of Control Payment”).

Within 30 days following any such Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control (as defined below), but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed, or with respect to Notes held in global form, to the extent permitted or required by applicable procedures or regulations of the Depositary, sent electronically to holders of the Notes, with a copy to the Trustee under the Indenture that such Notes are being issued under, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 10 days and (unless delivered in advance of the occurrence of such Change of Control Triggering Event) no later than 60 days from the date such notice is mailed or sent (a “Change of Control Payment Date”). The notice will, if mailed or sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring.

On each Change of Control Payment Date, the Company will, to the extent lawful:

•	Accept for payment all Notes or portions of Notes properly tendered pursuant to the applicable Change of Control Offer;

•	Deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered;

•

Deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third-party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Company, and the third-party repurchases all Notes properly tendered and not withdrawn under its offer.

The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third-party making a Change of Control Offer in lieu of the Company, as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment.

For purposes of the Change of Control Offer provisions of the Notes, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries, taken as a whole, to any person, other than the Company or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock (as defined below), measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person, measured by voting power rather than number of shares, immediately after giving effect to such transaction; (4) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or (5) the adoption of a plan relating to the Company’s liquidation or dissolution. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the date the Notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings Inc., and its successors.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s, and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be, with respect to the Notes.

“Rating Event” means the rating on the Notes is lowered by at least two of the three Rating Agencies and the Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

5.	Notwithstanding anything to the contrary in the Indenture, the Notes shall have the following terms:

(a)	The definition of “Funded Debt” in Section 101 of the Indenture is hereby replaced and superseded in its entirety to read as follows:

“Funded Debt” means (i) all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower and (ii) rental obligations payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized at the date of such computation and to be included for the purposes of the definition of Consolidated Net Tangible Assets both as an asset and as Funded Debt at the respective amounts so capitalized). Notwithstanding any changes in generally accepted accounting principles that became effective after December 31, 2018, any particular lease that would have been characterized as an operating lease under generally accepted accounting principles as in effect on December 31, 2018, whether such lease was entered into before or after December 31, 2018, shall not constitute a lease which is capitalized under the Indenture as a result of such change.

(b)	Section 501(5) of the Indenture is hereby amended by replacing the reference to “$10,000,000” set forth therein with a reference to “$25,000,000.

(Signatures are on the following page.)

IN WITNESS WHEREOF, the undersigned have placed their hands this 14th day of June 2019.

/s/ Joseph R. Leonti
Joseph R. Leonti
Vice President, General Counsel and Secretary

/s/ Catherine A. Suever
Catherine A. Suever
Executive Vice President – Finance and Administration and Chief Financial Officer

EXHIBIT A

[FORM OF FACE OF NOTE]

[Global Notes Legend]

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[FORM OF NOTE]

No. R-[●]	$

4.000% Senior Notes due 2049

CUSIP No.    701094 AP9

ISIN No.    US701094AP92

Parker-Hannifin Corporation, a corporation duly organized and existing under the laws of Ohio, promises to pay to Cede & Co., or registered assigns, the principal sum of          Dollars, as the same may be revised from time to time on the Schedule of Increases or Decreases in Global Note attached hereto, on June 14, 2049.

Interest Payment Dates: June 14 and December 14

Record Dates: May 31 and November 30

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

PARKER-HANNIFIN CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF

AUTHENTICATION

This is one of the Notes

referred to in the Indenture.

Wells Fargo Bank, National Association, as Trustee

By:
Authorized Signatory

Dated:

*/

If the Note is to be issued in global form, add the Global Notes Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL NOTES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE.”

[FORM OF REVERSE SIDE OF NOTE]

4.000% Senior Notes due 2049

Parker-Hannifin Corporation, a corporation duly organized and existing under the laws of Ohio (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 31 or November 30 (whether or not a Business Day), as the case may be, preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. If an Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the related payment of interest or principal, as applicable, will be made on the next Business Day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after that Interest Payment Date or the Maturity Date, as the case may be, to the date the payment is made.

Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the office or agency of the Company maintained for that purpose at the paying agent office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

This Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 3, 1996 (the “Base Indenture”), between the Company and Wells Fargo Bank, N.A. (as successor to National City Bank), as trustee (the “Trustee”), as supplemented by the officers’ certificate, dated June 14, 2019 of Joseph R. Leonti, Vice President, General Counsel and Secretary of the Company and Catherine A. Suever, Executive Vice President – Finance and Administration and Chief Financial Officer of the Company (the “Officers’ Certificate”) (the Base Indenture as supplemented by the Officers’ Certificate is collectively referred to herein as the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and Wells Fargo Bank, N.A. (as successor to National City Bank), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

Special Mandatory Redemption

The Company intends to use the net proceeds from the sale of Notes to finance a portion of the merger consideration in the Company’s proposed acquisition of LORD Corporation (“LORD”) and to pay fees and expenses associated with the foregoing.

If the Company does not consummate the proposed acquisition of LORD on or prior to April 27, 2020 or, if prior to such date, the Company notifies the Trustee in writing that the Agreement and Plan of Merger, dated April 26, 2019, by and among the Company, Erie Merger Sub, Inc., a wholly owned subsidiary of the Company, LORD and Shareholder Representative Services LLC, as shareholders’ representative (the “Merger Agreement”) is terminated, the Notes will be redeemed in the manner set forth below in whole at a special mandatory redemption price (the “Special Mandatory Redemption Price”) equal to 101% of the aggregate principal amount of Notes being redeemed, plus accrued and unpaid interest on the principal amount of the Notes to, but not including, the Special Mandatory Redemption Date (as defined below).

If (i) the Company has not consummated the proposed acquisition of LORD on or prior to April 27, 2020, the Company will promptly (but in no event later than five Business Days following April 27, 2020) notify the Trustee in writing of such event, or (ii) the Company notifies the Trustee in writing that the Merger Agreement is terminated, the Trustee shall, no later than five Business Days following receipt of such notice from the Company, deliver to the holders of the Notes the notice of special mandatory redemption delivered to the Trustee with such notice (such date of notification to the holders, the “Redemption Notice Date”), that the Notes will be redeemed on or about the fifth Business Day following the Redemption Notice Date (such date, the “Special Mandatory Redemption Date”), in accordance with the applicable provisions of the Indenture. The Trustee, upon receipt of the notice and notice of special mandatory redemption specified above, on the Redemption Notice Date shall deliver notice of special mandatory redemption to each holder in accordance with the applicable provisions of the Indenture that all of the outstanding Notes shall be redeemed at the Special Mandatory Redemption Price on the Special Mandatory Redemption Date automatically and without any further action by the holders of the Notes. At or prior to 12:00 p.m. (New York City time) on the Business Day immediately preceding the Special Mandatory Redemption Date, the Company shall deposit with the Trustee funds sufficient to pay the Special Mandatory Redemption Price plus accrued and unpaid interest on the principal amount of the Notes to, but not including, the Special Mandatory Redemption Date, for the Notes being redeemed. If such deposit is made as provided above, the Notes will cease to bear interest on and after the Special Mandatory Redemption Date.

Optional Redemption

Prior to December 14, 2048, the Company may redeem the Notes, at its option, at any time in whole or from time to time in part (any date on which all or any part of the Notes are to be redeemed, a “Redemption Date”) at a redemption price equal to the greater of:

(a)    100% of the principal amount of the Notes being redeemed, or

(b)    as calculated by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments for principal and interest on the Notes to be redeemed that would be due if such Notes matured on December 14, 2048 (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360 day year consisting of twelve 30-day months) using a discount rate equal to the sum of the Reference Dealer Rate (as defined below), plus 25 basis points, plus accrued and unpaid interest on the Notes to be redeemed to, but not including, the Redemption Date.

On or after December 14, 2048, the Company may redeem the Notes, at its option, at any time in whole or from time to time in part, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest on the Notes to be redeemed to, but not including, the Redemption Date.

If the Company has given notice as provided in the Indenture and made funds available for the redemption of any Notes called for redemption on the Redemption Date referred to in that notice, those Notes will cease to bear interest on that Redemption Date. Any interest accrued to the Redemption Date will be paid as specified in such notice. The Company will give written notice of any redemption of any Notes to holders of the Notes to be redeemed at their addresses, as shown in the security register for the Notes, at least 10 days and not more than 60 days prior to the Redemption Date. The notice of redemption will specify, among other items, the date fixed for redemption, the redemption price and the aggregate principal amount of the Notes to be redeemed.

If the Company chooses to redeem less than all of the Notes, and if the Notes are held by the Depository Trust Company, its nominees and their respective successors (the “Depositary”), the applicable operational procedures of the Depositary for the selection of Notes for redemption will apply. If the Notes are not held by the Depositary, the particular Notes to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date. The Trustee will, in its sole discretion, then select the method and the manner, as it shall deem appropriate and fair to be used for purposes of redeeming the Notes in part.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions are authorized or obligated by law or executive order to close in New York City.

“Quotation Agent” means the Reference Dealer (as defined below) selected by the Company.

“Reference Dealer” means (a) each of Barclays Capital Inc. and J.P. Morgan Securities LLC and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company will substitute another Primary Treasury Dealer and (b) any other Primary Treasury Dealer selected by the Company.

“Reference Dealer Rate” means, with respect to any Redemption Date for the Notes, the arithmetic average of the quotations quoted in writing to the Company by each Reference Dealer of the average midmarket annual yield to maturity of the 3.375% Treasury Notes due November 15, 2048, or, if such security is no longer outstanding, a similar security in the reasonable judgment of each Reference Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Repurchase Upon a Change of Control

If a Change of Control Triggering Event (as defined below) occurs with respect to the Notes, unless the Company has exercised its option to redeem the Notes as described above, the Company will be required to make an offer (a “Change of Control Offer”) to each holder of the Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes on the terms set forth in such Notes. In a Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (a “Change of Control Payment”).

Within 30 days following any such Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control (as defined below), but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed, or with respect to Notes held in global form, to the extent permitted or required by applicable procedures or regulations of the Depositary, sent electronically to holders of the Notes, with a copy to the Trustee under the Indenture that such Notes are being issued under, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such Notes on the date specified in the notice, which date will be no earlier than 10 days and (unless delivered in advance of the occurrence of such Change of Control Triggering Event) no later than 60 days from the date such notice is mailed or sent (a “Change of Control Payment Date”). The notice will, if mailed or sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring.

On each Change of Control Payment Date, the Company will, to the extent lawful:

•	Accept for payment all Notes or portions of Notes properly tendered pursuant to the applicable Change of Control Offer;

•	Deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered;

•

Deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

The Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third-party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by the Company, and the third-party repurchases all Notes properly tendered and not withdrawn under its offer.

The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Notes, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Offer provisions of the Notes by virtue of any such conflict.

If holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third-party making a Change of Control Offer in lieu of the Company, as described above, purchases all of the Notes validly tendered and not withdrawn by such holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment.

For purposes of the Change of Control Offer provisions of the Notes, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more related transactions, of all or substantially all of the Company’s assets and the assets of the Company’s subsidiaries, taken as a whole, to any person, other than the Company or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Company’s outstanding Voting Stock (as defined below), measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person, measured by voting power rather than number of shares, immediately after giving effect to such transaction; (4) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; or (5) the adoption of a plan relating to the Company’s liquidation or dissolution. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (1) was a member of such Board of Directors on the date the Notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Company’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings Inc., and its successors.

“Investment Grade Rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s, and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement rating agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors) as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be, with respect to the Notes.

“Rating Event” means the rating on the Notes is lowered by at least two of the three Rating Agencies and the Notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control and (2) public notice of the occurrence of a Change of Control or the Company’s intention to effect a Change of Control.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Defeasance and Discharge

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

Events of Default

If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Remedies

As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

Transfer and Exchange

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor, of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Governing Law

The Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York.

Defined Terms

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature:

Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $        . The following increases or decreases in the principal amount of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease or increase	Signature of authorized officer of Trustee